EXHIBIT 5.1

                   OPINION OF MALIZIA SPIDI & FISCH, PC AS TO
                THE VALIDITY OF THE COMMON STOCK BEING REGISTERED


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                           MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                                      637 KENNARD ROAD
SUITE 340 WEST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C. 20005                                            (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661


February 5, 2001

Board of Directors
WHG Bancshares Corporation
1505 York Road
Lutherville, Maryland  21093

            RE:            Registration Statement on Form S-8:
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                           WHG Bancshares Corporation  2001 Stock Option Plan

 Ladies and Gentlemen:

         We have acted as special counsel to WHG Bancshares Corporation , a Maryland corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 109,000 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued upon the exercise of options granted or which may be granted under the WHG Bancshares Corporation 2001 Stock Option Plan (the "Plan"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                              Sincerely,



                                              /s/Malizia Spidi & Fisch, PC
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                                              Malizia Spidi & Fisch, PC